Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S 8 of IMCO Recycling Inc. of our reports dated June 22, 2004 relating to the financial statements and supplemental schedules, which appear in the Annual Report of Commonwealth Industries Inc. 401(k) Plan and Commonwealth Aluminum Lewisport, LLC Hourly 401(k) Plan on Form 11-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Louisville, Kentucky

December 9, 2004